Exhibit 2:

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in Item 2 of this Schedule 13D to which this Exhibit relates) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common shares of Charles River Laboratories International, Inc., and that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 16th day of June 2010.

Neuberger Berman Group LLC

By: Joseph Amato
President

Neuberger Berman Holdings LLC

By: Joseph Amato
President and Chief Executive Officer

Neuberger Berman Management LLC

By: Robert Conti
President and Chief Executive Officer

Neuberger Berman LLC

By: Joseph Amato
President and Chief Executive Officer